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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                                  May 24, 2001
                          ----------------------------
                Date of report (Date of earliest event reported)

                         ASSISTED LIVING CONCEPTS, INC.
             (exact name of registrant as specified in its charter)


             NEVADA                          1-13498                        93-1148702
      --------------------             --------------------            --------------------
(State or other jurisdiction of       Commission File Number             (I.R.S. Employer
 incorporation or organization)                                       Identification Number)

          11835 NE Glenn Widing Drive, Bldg E, Portland, OR 97220-9057
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               (Address of Principal Executive Offices) (Zip Code)

                                 (503) 252-6233
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              (Registrant's telephone number, including area code)

                                 Not Applicable
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         (Former name or former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS.


        On May 24, 2001, Assisted Living Concepts, Inc. (the "Company") announced it had paid $4.7 million of interest due May 1, 2001 on its two series of convertible subordinated debentures (collectively, the "Debentures") and entered into a confidentiality agreement and agreement to restrict trading of securities (the "Confidentiality Agreement") with an unofficial committee of the holders of 64% of the outstanding principal amount of the Debentures. The Company entered into the Confidentiality Agreement to facilitate negotiations with the Debenture holders concerning a restructuring of the Debentures. The Company said that if it reaches an agreement with Debenture holders, it is anticipated that the restructuring would be implemented through a "prenegotiated" plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code.

        A copy of the Company's press release dated May 24, 2001 has been filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

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ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) and (b)   None.

(c) The following document is furnished as an Exhibit to this Current Report on Form 8-K pursuant to Item 601 of Regulation S-K:

              99     Press Release, dated May 24, 2001.

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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ASSISTED LIVING CONCEPTS, INC.



                                             By:  /s/ Sandra Campbell
                                                  ------------------------------
                                                  Name:   Sandra Campbell
                                                  Title:  Secretary


Date: May 25, 2001

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                                  EXHIBIT INDEX

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
EXHIBIT NO.             DOCUMENT DESCRIPTION
   99                   Press Release, dated May 24, 2001.
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